Exhibit 1.1

Execution Version

15,000,000 Shares

Verra Mobility Corporation

Class A Common Stock

($0.0001 Par Value)

EQUITY UNDERWRITING AGREEMENT

November 13, 2019

Morgan Stanley & Co LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

Verra Mobility Corporation, a Delaware corporation (the “Company”) and PE Greenlight Holdings, LLC, a Delaware limited liability company (the “Selling Stockholder”) confirm their respective agreements with you (the “Underwriter”) with respect to the sale by the Selling Stockholder, and the purchase by the Underwriter, of an aggregate of 15,000,000 shares (the “Firm Shares”) of the Company’s Class A Common Stock, $0.0001 par value (the “Common Stock”). The Selling Stockholder also proposes to sell at the Underwriter’s option an aggregate of up to 2,250,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.

You have advised the Company and the Selling Stockholder that you are willing to purchase 15,000,000 Firm Shares, plus 2,250,000 Option Shares if you elect to exercise the option in whole or in part. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

As used in this subsection and elsewhere in this Equity Underwriting Agreement (this “Agreement”):

“Applicable Time” means 5:23 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Underwriter.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of October 17, 2018, by and among the Company and certain stockholders named therein.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Statutory Prospectus” as of any time means the Base Prospectus that is included in the Registration Statement immediately prior to such time and the preliminary prospectus supplement relating to the Shares, including any document incorporated by reference therein and any preliminary or other prospectus deemed a part thereof.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Company and the Selling Stockholder.

(a) The Company represents and warrants to the Underwriter and, subject to the provisions of the Registration Rights Agreement, the Selling Stockholder, as follows:

(i) A registration statement on Form S-3 (File No. 333-227952) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, has been filed with the Commission and became effective on November 5, 2018. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3, including the transaction requirements set forth in General Instruction I.B.1 of such form. Such registration statement meets the requirements of Rule 415(a)(1)(x) under the Act and complies in all material respects with said rule. Copies of such registration statement, including any amendments thereto, the base prospectus (meeting the requirements of the Rules and Regulations) contained therein (the “Base Prospectus”) and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been made available to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act (“Rule 462(b) Registration Statement”), is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below. No post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the Base Prospectus together with the final prospectus supplement filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Any preliminary prospectus relating to the Shares, including any preliminary prospectus supplement relating to the Shares filed with the Commission, together with the Base Prospectus is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus the Preliminary Prospectus, as the case may be, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the final prospectus supplement under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Underwriter.

(ii) As of the Applicable Time and as of the Closing Date (as defined below) or the Option Closing Date (as defined below), as the case may be, the Statutory Prospectus and the information included on Schedule I hereto, all considered together (collectively, the “General Disclosure Package”), did not include nor will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 hereof.

(iii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the subsidiaries of the Company listed in Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 incorporated by reference in the Registration Statement (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(iv) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act.

(v) The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock of the Company, including the Shares to be purchased by the Underwriter from the Selling Stockholder, were issued in violation of the preemptive or other similar rights of any stockholder of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(vi) Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and (B) no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the shares of the Common Stock or the right to have any shares of the Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

(vii) The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. All of the Shares conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares (if any) conforms to the corporate law of Delaware and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities; (ii) incurred any material liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(viii) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. (a) On the effective date of the Registration Statement, on each deemed effective date of the Registration Statement with respect to the Underwriter pursuant to Rule 430B(f)(2) under the Rules and Regulations and on the date hereof, the Registration Statement did, does and will comply, and (b) as of the date each of the Preliminary Prospectus and the Prospectus is filed with the Commission, respectively, in accordance with Rule 424(b) and on the Closing Date, as the case may be, each of the Preliminary Prospectus and the Prospectus (and any amendments or supplements thereto) complied, comply or will comply, in all material respects with the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement, Preliminary Prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply, in all respects with the requirements of the Exchange Act, or the Act, as applicable, and the rules and regulations of the Commission thereunder. (a) On the effective date of the Registration Statement, on each deemed effective date of the Registration Statement with respect to the Underwriter pursuant to Rule 430B(f)(2) under the Rules and Regulations and on the date hereof, the Registration Statement did not, does not and will not contain any untrue statement of a material fact and did not, does not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) on its date, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, as the case may be, the Prospectus (and any amendments and supplements thereto) will not contain any untrue statement of a material fact, and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 hereof.

(ix) [Reserved.]

(x) [Reserved.]

(xi) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(ii) hereof. The Company has not made any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act).

(xii) The consolidated financial statements of the Company and the Subsidiaries, together with the related notes and schedules thereto, as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly the consolidated financial position and the results of operations and cash flows of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and the related notes and schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and the Subsidiaries. The pro forma financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46). There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xiii) Ernst & Young LLP, who have audited certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Act.

(xiv) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NASDAQ Global Market thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company or the Subsidiaries, there is and has been no failure on the part of the Company and the Subsidiaries to comply with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans).

(xv) There is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, or to which any property of the Company or the Subsidiaries is, or to the knowledge of the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise, which if determined adversely to the Company or any of the Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package or the Prospectus. There are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus.

(xvi) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvii) The Company and the Subsidiaries have filed all U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them through the date hereof to the extent that such taxes have become due and are not delinquent or being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP, in ease case, except as would not, individually or in the aggregate, have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(xviii) Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and (iii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xix) The Company is not, with the giving of notice or lapse of time or both, (i) in violation of its certificate of incorporation or by-laws, (ii) in violation of or in default under any material agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(xx) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (i) under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound or (ii) of the certificate of incorporation, by-laws or other organizational documents of the Company, or (iii) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets, except in the case of clauses (i) and (iii), for any such violation, conflict, breach or default as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxi) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(xxii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the NASDAQ Global Market, or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriter under state securities or Blue Sky laws).

(xxiii) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business as described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(xxiv) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries own or possess the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights, as well as related rights, such as moral rights and the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future. Neither the Company nor any of the Subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has materially infringed, misappropriated, conflicted with or otherwise violated, or is currently materially infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or the Subsidiaries have received any communication or notice of material infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity. Neither the Company nor any of the Subsidiaries has received any communication or notice alleging that by conducting their business as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, such parties would materially infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Company does not have knowledge of any material infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or the Subsidiaries. The Company and the Subsidiaries have taken commercially reasonable steps to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

(xxv) None of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in material violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, data and databases (including (i) the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its Subsidiaries, and (ii) any such data processed or stored by third parties on behalf of the Company and its Subsidiaries (such data described in the foregoing clause (ii) being referred to as “Third-Party Data”)), equipment or technology, websites and functions used in connection with the business of the Company and the Subsidiaries (collectively, “IT Systems and Data” and, without regard to Third-Party Data, “Company IT Systems and Data”). The IT Systems and Data are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(xxvi) There has been no material security breach or incident, unauthorized access or disclosure, or other compromise relating to the Company IT Systems and Data, and there has been no material security breach or incident, unauthorized access or disclosure, or other material compromise relating to Third-Party Data. Neither the Company nor its Subsidiaries have been notified of, and have no knowledge of, any event or condition that would result in, (i) any material security breach or incident, unauthorized access or disclosure or other compromise to the Company IT Systems and Data and (ii) any material security breach or incident, unauthorized access or disclosure or other material compromise to Third-Party Data. The Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xxvii) Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Shares on the NASDAQ Global Market in accordance with Regulation M under the Exchange Act.

(xxviii) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xxix) The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. To the Company’s knowledge, there are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s auditors and the Audit Committee of the Company’s Board of Directors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xxx) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(xxxi) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(xxxii) The operations of the Company and the Subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including, without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the money laundering statutes of all jurisdictions where the Company or any of the Subsidiaries conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of the Subsidiaries, and any international anti-money laundering guidelines, principles or procedures issued by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, and any Executive Order, directive, or regulation pursuant to the authority or to the enforcement of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xxxiii) Neither the Company nor any of the Subsidiaries, nor to the Company’s knowledge, any director, officer, agent, affiliate (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”)), or employee of the Company or any of the Subsidiaries, or any other person associated with or acting on behalf of the Company or any of the Subsidiaries, or benefiting in any capacity in connection with this Agreement, is currently the subject or the target of any sanctions administered or imposed by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any governmental body to which the Company or any of the Subsidiaries is subject (collectively, “Sanctions”)), nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including, without limitation, Burma (Myanmar), Crimea, Cuba, Iran, North Korea, Sudan and Syria); nor is designated as a ‘specially designated national’ or a ‘blocked person’ by the U.S. Government. Neither the Company nor the Subsidiaries have knowingly engaged in during the past five years, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxxiv) Neither the Company nor any of the Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, property, entertainment or other unlawful expense related to political activity; (ii) has made, taken or will take any action to further or facilitate any offer, payment, gift, promise to pay, or any offer, gift or promise of anything else of value, directly or indirectly, to any person knowing that all or a portion of the payment will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business for the Company or the Subsidiaries, or to secure an improper advantage for the Company or the Subsidiaries; (iii) has made, offered, taken, or will make, offer or take any act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of, has taken, or will take any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations there under. The Company, the Subsidiaries and their Affiliates have each conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(xxxv) The Company and each of the Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses; neither the Company nor any of the Subsidiaries have been refused any coverage under insurance policies sought or applied for; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxvi) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have liability (each a “Plan”) (i) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any member of its Controlled Group would have any liability; and (b) neither the Company nor any member of its Controlled Group has incurred or expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xxxvii) To the knowledge of the Company, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

(xxxviii) Except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Company and each Subsidiary have complied and are in compliance, in all material respects, with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”); (ii) the Company and each Subsidiary have obtained and are in compliance, in all material respects, with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses and are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses, authorizations or approvals; (iii) neither the Company nor any Subsidiary is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (a) to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $100,000, or (b) which is otherwise material; and no such proceeding has been threatened or is known to be contemplated; (iv) neither the Company nor any Subsidiary has received notice or is otherwise aware of any pending or threatened material claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and neither the Company nor any Subsidiary is aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability; and (v) neither the Company nor any Subsidiary is aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws, or with any liabilities or other obligations under Environmental Laws (including asset retirement obligations), that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and the Subsidiaries.

(xxxix) There are no relationships, direct or indirect, or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents and the General Disclosure Package as required.

(xl) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(xli) No labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened.

(xlii) Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(b) The Selling Stockholder represents and warrants as follows:

(i) The Selling Stockholder has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

(ii) The Selling Stockholder now has and at the Closing Date and each Option Closing Date, as the case may be (as such dates are hereinafter defined), will have good and marketable title to the Shares to be sold by the Selling Stockholder pursuant to this Agreement, free and clear of any liens, encumbrances, equities and claims. Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities account of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(iii) Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations under such Agreements. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder. The execution and delivery of this Agreement and the consummation by the Selling Stockholder of the transactions herein contemplated will not result in a breach of any of the terms and provisions of, or constitute a default under, (A) the certificate of formation or the amended and restated limited liability company agreement of the Selling Stockholder, (B) any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Stockholder is a party, or (C) any order, rule or regulation applicable to the Selling Stockholder of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Selling Stockholder, except, in the case of clauses (B) or (C) above, for those that would not, individually or in the aggregate, materially and adversely affect the ability of the Selling Stockholder to perform its obligations under this Agreement.

(iv) The Selling Stockholder has not taken, directly or indirectly, any action designed to, or which has constituted, or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or the resale of the Shares; provided, however, that the Selling Stockholder makes no representation or warranty with respect to any actions taken, directly or indirectly, by the Company or the Underwriter.

(v) As of the Applicable Time and as of the Closing Date or an Option Closing Date, as the case may be, the Registration Statement, General Disclosure Package and the Prospectus did not include or will not include any untrue statement of a material fact or omit or will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph (iv) shall apply, with respect to the Selling Stockholder, only to statements or omissions made in the General Disclosure Package that are made in reliance upon and in conformity with information furnished to the Company by the Selling Stockholder in writing expressly for use therein; provided, further, that it is agreed that such written information furnished by the Selling Stockholder to the Company consists only of (A) the name, address and the number of Shares owned by the Selling Stockholder before and after the offering and (B) the other information with respect to the Selling Stockholder (excluding percentages) which appears in the table (and corresponding footnote) under the caption “Selling Stockholder” (the “Selling Stockholder Information”).

(vi) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency with jurisdiction over the Selling Stockholder is required by the Selling Stockholder for the consummation of the offering, sale or purchase by the Underwriter of any of the Shares which may be sold by the Selling Stockholder under this Agreement or the consummation by the Selling Stockholder of any of the other transactions contemplated hereby except such as have been already obtained or may be required under the Act, state securities laws or Blue Sky laws and the rules of FINRA in connection with the offer and sale of the Shares and except as would not, individually or in the aggregate, materially and adversely affect the ability of the Selling Stockholder to perform its obligations under this Agreement.

(vii) Such Selling Stockholder is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Selling Stockholder or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(viii) The Selling Stockholder has not prepared or had prepared on its behalf or used or referred to any “free writing prospectus” as defined in Rule 405 under the Act and has not distributed any written materials in connection with the offer or sale of the Shares (other than through the Underwriter as contemplated by this Agreement).

(ix) Neither the Selling Stockholder, nor any of its subsidiaries, any director or executive officer thereof, or, to the Selling Stockholder’s knowledge, any controlled affiliate or any other employee of the Selling Stockholder or any of its subsidiaries, is a person or entity that is, or is owned or controlled by a person or entity with whom dealings are currently restricted pursuant to U.S. sanctions administered by or imposed by OFAC or other applicable economic sanctions; and the Selling Stockholder, to its knowledge, will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity, known by the Selling Stockholder to be a person or entity with whom dealings are currently restricted pursuant to any U.S. sanctions administered or imposed by OFAC or other applicable economic sanctions.

2. Purchase, Sale and Delivery of the Firm Shares.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter and the Underwriter agrees to purchase, 15,000,000 Firm Shares at a price of $14.10 per share. The obligations of the Company and of the Selling Stockholder shall be several and not joint.

(b) Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds to an account designated by the Selling Stockholder against delivery of certificates or book-entry entitlements therefor to the Underwriter. Such payment and delivery are to be made through the facilities of DTC, New York, New York, at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you, the Company and the Selling Stockholder shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants an option to the Underwriter to purchase the Option Shares at the price per share as set forth in Section 2(a) hereof, less an amount per share equal to any dividends or distributions declared by the Company on the Common Stock the record date for which is a date after the Closing Date but prior to the applicable Option Closing Date. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time thereafter within 30 days after the date of this Agreement, by you to the Company and the Selling Stockholder, setting forth the number of Option Shares as to which the Underwriter is exercising the option and the time and date at which such Option Shares are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriter but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (each such time and date being herein referred to as an “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date, unless agreed otherwise by the parties hereto. You may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholder. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day) funds drawn to the order of the Selling Stockholder against delivery of certificates therefor through the facilities of DTC, New York, New York.

3. Offering by the Underwriter.

It is understood that the Underwriter is to make a public offering of the Firm Shares as soon as the Underwriter deems it advisable to do so. The Firm Shares are to be initially offered to the public upon the terms set forth in the Prospectus. The Underwriter may from time to time thereafter change the public offering price and other selling terms.

4. Covenants of the Company and the Selling Stockholder.

(a) The Company covenants and agrees with the Underwriter that:

(i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriter.

(ii) The Company will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act).

(iii) The Company will advise the Underwriter promptly (A) when any post-effective amendment to the Registration Statement shall have become effective, (B) of receipt of any comments from the Commission, (C) when any supplement to the Prospectus or any amendment to the Prospectus has been filed, (D) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (F) of the occurrence of any event or development within the Prospectus Delivery Period (as defined below) as a result of which the Prospectus or the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or the General Disclosure Package is delivered to a purchaser, not misleading, and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any order referred to in clause (E) or (G) of this paragraph and to obtain as soon as possible the lifting thereof, if issued.

(iv) The Company will cooperate with the Underwriter in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (x) qualify as a foreign corporation, (y) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (z) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares.

(v) The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Preliminary Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will deliver to the Underwriter at or before the Closing Date, as many copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Underwriter may reasonably request.

(vi) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event or development shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(vii) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event or development shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will (i) prepare, file with the Commission (if required) and furnish to the Underwriter and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(viii) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(ix) Prior to the Closing Date, the Company will furnish to the Underwriter, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

(x) No offering, pledge, sale, contract to sell, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 60 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Underwriter; provided that, the foregoing restrictions shall not apply to shares or other securities issuable pursuant to equity incentive plans, employee benefit plans, qualified stock options plans or other employee compensation plans existing on the date hereof, as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xi) The Company will use its best efforts to maintain the listing of the Shares on the NASDAQ Global Market.

(xii) The Company has caused each officer and director and certain stockholders of the Company to execute and deliver to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lock-Up Agreement”).

(xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(b) The Selling Stockholder covenants and agrees with the Underwriter that:

(i) In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(ii) The Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that would reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or the resale of the Shares; provided, however, that the Selling Stockholder shall have no responsibility with respect to any actions taken, directly or indirectly, by the Company or the Underwriter.

(iii) The Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares (other than through the Underwriter as contemplated by this Agreement).

(iv) During the Prospectus Delivery Period, the Selling Stockholder will advise the Underwriter promptly, and will confirm such advice in writing to the Underwriter, of any change in the Selling Stockholder Information in any document comprising the General Disclosure Package.

5. Costs and Expenses.

Subject to the Registration Rights Agreement, the Company will pay all expenses and fees incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company and one counsel selected by the Selling Stockholder; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter; (iv) any roadshow expenses of the Company and its representatives (other than the Underwriter); (v) the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the listing application, any Blue Sky survey, in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission, if any; (vii) the filing fees and expenses (including legal fees and disbursements of counsel to the Underwriter in an amount not to exceed $10,000) incident to securing any required review by FINRA of the terms of the sale of the Shares; (viii) the cost of printing certificates, if any, representing the Shares; (ix) the costs and charges of any transfer agent, registrar or depositary; and (x) the expenses, including the fees and disbursements of counsel for the Underwriter, incurred in connection with the qualification of the Shares under foreign or state securities or Blue Sky laws and the preparation, printing and distribution of a Blue Sky memorandum (including the related fees and expenses of counsel for the Underwriter in an amount not to exceed $10,000). The Company shall not, however, be required to pay for any underwriting discounts and commissions, incentive or advisory fees payable to the Underwriter in connection with the transactions contemplated hereby or transfer taxes, if any, on behalf of the Selling Stockholder, which shall be paid by the Selling Stockholder. In addition, Company shall not be required to pay for any of the Underwriter’s expenses (other than all the expenses and fees related to qualification under FINRA regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriter, the Company shall reimburse the Underwriter for reasonable out-of-pocket and documented expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but neither the Company nor the Selling Stockholder shall in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by them of the Shares.

6. Conditions of Obligations of The Underwriter.

The obligations of the Underwriter to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholder contained herein, and to the performance by the Company and, in all material respects, the Selling Stockholder, of their covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company or the Selling Stockholder, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of DLA Piper (US) LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter (and stating that it may be relied upon by counsel to the Underwriter) in the form and substance reasonably satisfactory to the Underwriter.

(c) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion of Gibson, Dunn & Crutcher LLP, counsel for the Selling Stockholder, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter (and stating that it may be relied upon by counsel to the Underwriter) in the form and substance reasonably satisfactory to the Underwriter.

(d) The Underwriter shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, an opinion and 10b-5 statement, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP confirming statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) The Underwriter shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii) He or she has carefully examined the General Disclosure Package and in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package did not contain any untrue statement of a material fact, and such General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(v) He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vi) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(g) The Underwriter shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Selling Stockholder to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally and not jointly represents as follows:

(i) The representations and warranties of the Selling Stockholder contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be; and

(ii) The Selling Stockholder has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to such date.

(h) The Company and the Selling Stockholder shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

(i) The Lock-Up Agreements described in Section 4(a)(xii) hereof are in full force and effect.

(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the sale of the Shares by the Selling Stockholder; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the sale of the Shares by the Selling Stockholder.

The opinions and certificates mentioned in this Section 6 shall be deemed to satisfy the applicable conditions set forth in this Section 6 only if they are in all material respects reasonably satisfactory to the Underwriter and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company and the Selling Stockholder of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Selling Stockholder, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7. Indemnification.

(a) The Company agrees:

(i) to indemnify and hold harmless the Underwriter, its directors and officers and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) with respect to any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 hereof; and

(ii) to reimburse the Underwriter, its directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket and documented expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter were not entitled to receive payments for legal and other documented expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.

(b) The Selling Stockholder agrees to indemnify the Underwriter, its directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Underwriter or controlling person may become subject under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 7(a) hereof; provided, however, that the Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, the Selling Stockholder Information. This indemnity obligation will be in addition to any liability which the Company may otherwise have.

(c) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholder, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses documented and reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to claims for which the Underwriter is required to indemnify the Company or any such director, officer, Selling Stockholder or controlling person pursuant to subclauses (i), (ii) or (iii) above, whether or not the Company or any such director, officer, Selling Stockholder or controlling person is a party to any action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 12 hereof. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a), (b) or (c) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a), (b) or (c) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the documented and reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the documented and reasonably incurred fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees or expenses of more than one separate firm for all such indemnified parties (in addition to any local counsel). Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) or (b) hereof and by the Company and the Selling Stockholder in the case of parties indemnified pursuant to Section 7(c) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent indemnifiable under Section 7(a), (b) or (c), as applicable. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party is obligated under this Section 7(d) to reimburse the indemnified party for such fees and expenses and the indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a), (b) or (c) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, as applicable, on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder, as applicable, on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, as applicable, on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder, as applicable, bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to respective information supplied by the Company or the Selling Stockholder on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) the Selling Stockholder shall not be required to contribute any amount in excess of the net proceeds (before deducting expenses) received by the Selling Stockholder from the Underwriter in the offering.

(f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan, agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Selling Stockholder set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter, its directors or officers or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company or the Selling Stockholder, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, its directors or officers or any person controlling the Underwriter, to the Company, its directors or officers, or any person controlling the Company or the Selling Stockholder and any person controlling the Selling Stockholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8. [Reserved].

9. Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered and confirmed as follows: if to the Underwriter, to Morgan Stanley & Co LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk (copy to Legal Department); if to the Company, to Verra Mobility Corporation, 1150 N. Alma School Road, Mesa, AZ 85201, Attention: Rebecca Collins, General Counsel, email: rebecca.collins@verramobility.com, with a copy to DLA Piper LLP (US), 2525 E. Camelback Road, Esplanade II, Suite 1000, Phoenix, Arizona 85016-4245, Attention: Steven D. Pidgeon, email: steven.pidgeon@us.dlapiper.com, or if to the Selling Stockholder, to Platinum Equity Advisors, LLC, 360 North Crescent Drive, Beverly Hills, California 91210, Attention: S. Kris Agarwal, General Counsel, email: Kagarwal@platinumequity.com, with copies (which shall not constitute notice) to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, Attention: Matthew Dubeck and Peter Wardle, emails: mdubeck@gibsondunn.com and pwardle@gibsondunn.com.

10. Termination.

This Agreement may be terminated by you by notice to the Company and the Selling Stockholder (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, a Material Adverse Effect; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the declaration of a banking moratorium by the United States or New York State and other jurisdictions as applicable authorities; (v) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) or any public announcement by such organization that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); or (vi) the suspension of trading of the Company’s common stock by the NASDAQ Global Market, the Commission or any other governmental authority; or (b) as provided in Section 6 of this Agreement.

11. Successors.

This Agreement has been and is made solely for the benefit of the Underwriter, the Company and the Selling Stockholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign merely because of such purchase.

12. Information Provided by Underwriter.

The Company, the Selling Stockholder and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus consists of the information set forth in the 3rd, 7th, 8th, and 9th paragraphs under the caption “Underwriting” in the Prospectus.

13. Recognition of the U.S. Special Resolution Regimes

(a) In the event that the Underwriter, as a Covered Entity, becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Underwriter, as a Covered Entity, or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For the purpose of this Section 13:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14. Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or the Selling Stockholder or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

The Company and the Selling Stockholder acknowledge and agree that the Underwriter in providing investment banking services to the Company and the Selling Stockholder in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company and the Selling Stockholder do not intend the Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, the Underwriter is not advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or the Selling Stockholder with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or the Selling Stockholder.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriter, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders) and the Selling Stockholder, on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company and the Underwriter in accordance with its terms.

[Signature Pages to Follow]

Very truly yours,

VERRA MOBILITY CORPORATION

By:	/s/ David Roberts
Name: David Roberts
Title: President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

PE GREENLIGHT HOLDINGS, LLC

By:	/s/ Suneet K. Agarwal
Name: Suneet K. Agarwal
Title: Vice President and Secretary

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO LLC

By:	/s/ Ray Yousefian
Name: Ray Yousefian
Title: Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I

Price per share to the public: the price paid by each applicable investor

Number of Firm Shares: 15,000,000

Number of Option Shares: 2,250,000

SCHEDULE II

None.

EXHIBIT A

LOCK-UP AGREEMENT

                , 2019

Verra Mobility Corporation

Morgan Stanley & Co LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co LLC (the “Underwriter”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Verra Mobility Corporation (the “Company”), and the selling stockholder party thereto, providing for the public offering by the Underwriter, of Class A Common Stock, par value $0.0001 (the “Common Stock”), of the Company (the “Public Offering”). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Underwriting Agreement.

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned on the date hereof or which are hereafter acquired in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period commencing on the date hereof and continuing until, and including, the date that is 60 days after the date of the final prospectus relating to the proposed Public Offering (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

Notwithstanding the foregoing, without the prior written consent of the Underwriter, the undersigned may:

a)	transfer any or all shares of Common Stock or other Company securities beneficially owned by the undersigned if the transfer is:

i.	upon death or by will, testamentary document or intestate succession;

ii.	a gift or charitable donation;

iii.	for bona fide tax or estate planning purposes;

iv.	to an immediate family member of the undersigned;

v.

a disposition to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, in the case of a trust, to any beneficiaries of the trust or to the estate of such trust;

vi.

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Act) of the undersigned or (B) a distribution to partners, limited liability company members, stockholders (or other equityholders) or subsidiaries (or their equivalents under the jurisdiction of organization of the undersigned) of the undersigned;

vii.

pursuant to an order of a court or regulatory agency (for purposes of this Lock-Up Agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body or any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction) or to comply with any regulations related to ownership by the undersigned of the undersigned’s Common Stock or other Company securities, including pursuant to a qualified domestic order or in connection with a divorce settlement;

viii.	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i)-(vii) above;

ix.	shares acquired in an open market transaction after the completion of the proposed Public Offering;

x.

after the completion of the proposed Public Offering, pursuant to a bona-fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a Change of Control (as defined below) of the Company; provided that in the event that the Change of Control is not consummated, such Common Stock shall remain subject to the terms of this Lock-Up Agreement for any remaining term thereof; and

xi.

to the Company or its subsidiaries (A) in connection with the repurchase of the undersigned’s Common Stock upon death, disability or termination of employment of the undersigned pursuant to an employment agreement, a shareholders’ agreement (or equivalent) or equity award in existence on the date hereof, (B) pursuant to arrangements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such securities, (C) in the exercise of outstanding options, warrants, restricted stock units or other equity interests, including transfers deemed to occur upon the “net” or “cashless” exercise of options or for the sole purpose of paying the exercise price of such options, warrants, restricted stock units or other equity interests or for paying taxes (including estimated taxes) due as a result of the exercise of such options, warrants, restricted stock units or other equity interests or as a result of the vesting of Common Stock under restricted stock awards, in each case pursuant to the Company’s equity incentive plans disclosed in the Registration Statement, the Prospectus or the General Disclosure Package, or (D) pursuant to the call or put provisions of an employment agreement or equity grant document disclosed in the Registration Statement, the Prospectus or the General Disclosure Package; provided that any filing under Section 16(a) of the Exchange Act with respect to a transaction described in this clause (xi) shall clearly indicate in the footnotes thereto that (I) the filing relates to the circumstances described in subclause (A), (B), (C) or (D), as the case may be, (II) the reason for the disposition and (III) the disposition was solely to the Company and; provided, further, that any Common Stock received upon such exercise or other event described in subclause (C) shall be subject to the terms of this Lock-Up Agreement;

provided, however, (A) with respect to each of clauses (i) through (viii) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement, (B) with respect to each of clauses (ii) through (iv) and (ix) above, such transfer does not trigger any filing or reporting requirement or obligation reporting a reduction in beneficial ownership of Common Stock under Section 16(a) of the Exchange Act, other than a filing on a Form 5 of Section 16(a) of the Exchange Act, Schedule 13D, Schedule 13G or an amendment thereto made after the expiration of the Lock-Up Period, and (C) with respect to each of clauses (i), (v), (vi) and (viii) above, to the extent such transfer triggers any filing or reporting requirement or obligation reporting a reduction in beneficial ownership of Common Stock under Section 16(a) of the Exchange Act, such filing or reporting shall clearly indicate that such transaction does not involve a disposition for value;

b)

establish a Rule 10b5-1 plan; provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period, and (ii) no filing under the Exchange Act shall be required or voluntarily made during the Lock-Up Period in connection with such establishment; and

c)	perform its obligations to sell Common Stock to the Underwriter pursuant to the Underwriting Agreement.

For purposes of this agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions approved by the Board of Directors of the Company, to a person or group of affiliated persons, of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold shares having 50% of the total voting power of all outstanding voting shares of Common Stock of the Company (or the surviving entity).

[In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.]1 Nothing in this Lock-Up Agreement shall prevent the undersigned from making a demand for, or exercising any right with respect to, the registration of the undersigned’s Common Stock, except for any such demand or any such exercise that is publicly disclosed (or required to be publicly disclosed) by the undersigned or any of its affiliates prior to the expiration of the Lock-Up Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, this agreement shall automatically terminate and be of no further force or effect upon the earliest to occur, if any, of: (i) the registration statement related to the Public Offering is withdrawn, (ii) the Company notifies the Underwriter or the Underwriter notifies the Company that the notifying party does not intend to proceed with the proposed Public Offering (including any termination of the Underwriting Agreement prior to the closing of the proposed Public Offering) or (iii) November 20, 2019, if the payment for and delivery of the shares of Common Stock to be sold pursuant to the Underwriting Agreement is not completed by such date.

Signature:

Print Name:

[1]	Note to draft: Bracketed text to be included only for parties not participating in the offering.